                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                          ------------------


                               FORM 8-K
                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):           May 12, 1997
                                                            ------------

                       TCF Financial Corporation
--------------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)



                               Delaware
--------------------------------------------------------------------------------
            (State or other jurisdiction of incorporation)



     0-16431                                        41-1591444
----------------------                  ---------------------------------
Commission File Number                  (IRS Employer Identification No.)



     801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402
--------------------------------------------------------------------------------
               (Address of principal executive offices)



       (612) 661-6500
-----------------------------
Registrant's Telephone Number

Item 5.   OTHER EVENTS

          On May 12, 1997, TCF Financial Corporation (the "Registrant") announced that on June 16, 1997, its wholly-subsidiary, Great Lakes Bank Michigan, will redeem its remaining $7.1 million of 7 1/4 percent convertible subordinated debentures due 2011. The debentures will be redeemed at par plus accrued and unpaid interest to the date of redemption. IBJ Schroder Bank & Trust Company will act as paying agent for the debentures. Georgeson & Company Inc. will act as information agent in connection with the debenture redemption.

          The debentures are convertible into TCF common stock at the conversion price of $17.04 per share plus cash in lieu of fractional shares. Based on the closing price of TCF common stock on May 6 of $43.75, each $10,000 of debentures would convert into 586 shares of TCF common stock, with a value of $25,637.50, plus cash in lieu of a fractional share. Holders of the debentures who wish to convert their debentures into TCF common stock must do so by June 9. Attached hereto as
          Exhibit 99.1 and incorporated herein by reference is the Registrant's press release relating to this event dated May 12, 1997.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

          99.1      Press Release dated  May 12, 1997.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 21, 1997

                                   TCF FINANCIAL CORPORATION



                                   By   /s/ Ronald J. Palmer
                                        --------------------------------------
                                        Ronald J. Palmer
                                   Its  Treasurer and Chief Financial Officer